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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DIGI INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGI INTERNATIONAL INC.

11001 Bren Road East
Minnetonka, Minnesota 55343
952/912-3444

December 27, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Wednesday, January 22, 2003.

      The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

Joseph T. Dunsmore
Chairman of the Board

DIGI INTERNATIONAL INC.

Notice of Annual Meeting of Stockholders

to be held on
JANUARY 22, 2003

      The Annual Meeting of Stockholders of Digi International Inc. will be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central Standard Time, on Wednesday, January 22, 2003, for the following purposes:

      1.     To elect one director for a three-year term.

      2.     To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2003.

      3.     To transact such other business as may properly be brought before the meeting.

      The Board of Directors has fixed December 6, 2002, as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

      Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible. You may revoke your proxy at any time prior to its exercise, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

James E. Nicholson
Secretary

Minnetonka, Minnesota

December 27, 2002

PROXY STATEMENT

GENERAL INFORMATION

      The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the “Company”), for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, January 22, 2003, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 6, 2002, will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

      The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company’s telephone number is (952) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 27, 2002.

      Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 29, 2003, for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for the Company’s 2004 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless the Company gives less than 75 days’ prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

      Under the Company’s Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the President of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the date fixed for the meeting, unless the Company gives less than 75 days’ prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure.

      The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

      With the exception of the election of directors, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of each proposal presented in this Proxy Statement. A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains, withholds authority to vote for the election of directors or does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

      The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 6, 2002, there were 23,154,081 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following table sets forth, as of December 6, 2002, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

Name and Address	Amount and Nature of		Percentage of
of Beneficial Owner	Beneficial Ownership (1)		Outstanding Shares

Directors, nominees and executive officers:
Bruce H. Berger	85,101	(2)	*
Joseph T. Dunsmore	225,750	(3)	1.0%
Douglas J. Glader	345,253	(4)	1.5%
Subramanian Krishnan	236,032	(5)	1.0%
Kenneth E. Millard	27,750	(6)	*
Mykola Moroz	108,786	(7)	*
Cornelius “Pete” Peterson, VIII	766,828	(8)	3.2%
Michael Seedman	13,750	(9)	*
Bradley J. Williams	8,750	(10)	*

All directors, nominees and executive officers as a group (9 persons, including those named above)	1,816,249	(11)	7.3%

Other beneficial owners:
Sorrento Networks Corporation	2,324,683	(12)	10.0%
9990 Mesa Rim Road San Diego, CA 92121

John P. Schinas	1,405,660	(13)	6.1%
P.O. Box 187 Rangeley, ME 04970

Dimensional Fund Advisors Inc.	1,279,681	(14)	5.5%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Royce & Associates	1,235,000	(15)	5.3%
1414 Avenue of Americas New York, NY 10019

*	Less than one percent.

(1)	Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

(2)	Includes 81,563 shares covered by options which are exercisable within 60 days of the record date.

(3)	Includes 221,250 shares covered by options which are exercisable within 60 days of the record date.

(4)	Includes 300,526 shares covered by options which are exercisable within 60 days of the record date. Includes 4,200 shares held by Mr. Glader’s spouse’s IRA. Mr. Glader disclaims beneficial ownership for the shares held by his spouse’s IRA.

(5)	Includes 207,709 shares covered by options which are exercisable within 60 days of the record date.

(6)	Includes 27,750 shares covered by options which are exercisable within 60 days of the record date.

(7)	Includes 101,250 shares covered by options which are exercisable within 60 days of the record date.

(8)	Includes 726,343 shares covered by options which are exercisable within 60 days of the record date.

(9)	Includes 13,750 shares covered by options which are exercisable within 60 days of the record date.

(10)	Includes 8,750 shares covered by options which are exercisable within 60 days of the record date.

(11)	Includes 151,500 shares covered by options which are exercisable within 60 days of the record date held by four non-employee directors of the Company and 1,537,391 shares covered by options which are exercisable within 60 days of the record date held by five executive officers of the Company.

(12)	Based on the information received by the Company from a questionnaire dated December 10, 2002, completed by the stockholder as to such stockholder’s beneficial ownership as of December 6, 2002. On December 13, 2002, the Company repurchased 1,162,342 shares of Common Stock from the stockholder. As a result, the stockholder owns approximately 5.3% of the outstanding shares following the repurchase.

(13)	Based on the information received by the Company from a questionnaire dated December 12, 2002, completed by the stockholder as to such stockholder’s beneficial ownership as of December 6, 2002.

(14)	Based on information received by the Company on December 2, 2002, from Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 1,279,681 shares of the Company’s stock as of September 30, 2002. Such shares are owned by Dimensional’s portfolios, and Dimensional disclaims beneficial ownership of such shares.

(15)	Based on the information received by the Company telephonically on December 17, 2002 as to such stockholder’s beneficial ownership as of December 6, 2002.

ELECTION OF DIRECTORS

      The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes as nearly equal in number as possible, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at one the number of directors to be elected to the Board at the 2003 Annual Meeting of Stockholders and has nominated Mr. Millard to stand for election as a director for a three-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominee named below.

      The nominee named below is currently a director of the Company, and has indicated a willingness to serve as a director. In case the nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

      Following is certain information regarding the nominee for the office of director and the current directors whose terms expire after the 2003 Annual Meeting:

Director Nominee for Term Expiring in 2006:

Kenneth E. Millard, age 56

      Mr. Millard has been a member of the Board of Directors of the Company since October 1999. He has been the Chairman, Chief Executive Officer and President of Telular Corporation, a telecommunications company, since April 1996. Mr. Millard served as the President and Chief Operating Officer of Oncor Communications, a telecommunications company, from February 1992 to January 1996. Prior to that, he held various executive management positions at Ameritech Corporation and worked as an attorney for AT&T and Wisconsin Bell. Mr. Millard continues to serve as a director of Telular and also serves as a director of a private corporation. Mr. Millard is a Certified Public Accountant.

Directors Whose Terms Expire after 2003:

Joseph T. Dunsmore, age 44

      Mr. Dunsmore joined the Company in October 1999 as President and Chief Executive Officer and a member of the Board of Directors and was elected Chairman of the Board in May 2000. Prior to joining the Company, Mr. Dunsmore had been Vice President of Access for Lucent Microelectronics, a telecommunications company now known as Agere Systems Inc., since June 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation since May 1983.

Mykola Moroz, age 65

      Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992.

Michael Seedman, age 46

      Mr. Seedman has been a member of the Board of Directors of the Company since October 2000. Since February 1999, Mr. Seedman has been a private investor. Mr. Seedman founded Entegra Technologies, a telecommunications company, and pursued non-business interests from October 1997 to January 1999. From 1993 to September 1997, he served as Vice President, General Manager of the Personal Communications Division of U.S. Robotics. He founded Practical Peripherals, Inc. in 1982 and continued to serve as President after it was acquired in 1989 until July 1993. Mr. Seedman also serves as a director of Western Multiplex Corporation, Wave Systems Corp. and three private companies.

Bradley J. Williams, age 42

      Mr. Williams has been a member of the Board of Directors of the Company since June 2001. Mr. Williams joined Relationship Marketing, Inc., a provider of marketing solutions, as Executive Vice President, Sales in June 2002. Prior to that, Mr. Williams co-founded Raviant Networks, Inc., a provider of comprehensive software solutions and professional services to the telecommunications industry, in January 2000 and served as its Chief Operating Officer from April 2000 until June 2002. He also served as a director of Raviant from April 2000 to August 2002. An involuntary Chapter 7 bankruptcy petition was filed on October 24, 2002, against Raviant and is currently pending. From August 1996 to December 1999, Mr. Williams worked for Integrated Network Solutions, a value-added reseller of hardware, software and network services, where he started a telecommunications consulting division that was eventually spun off as Raviant Networks. From January 1983 to December 1989, and again from April 1994 to August 1996, Mr. Williams worked as a sales executive for Digital Equipment Corporation, a computer manufacturer.

      None of the directors is related to any other director or to any executive officer of the Company.

Committees of the Board of Directors and Meeting Attendance

      The Board of Directors met fourteen times during fiscal 2002. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served during fiscal 2002, except Mr. Seedman. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

Audit Committee

      The Company’s Audit Committee presently consists of Messrs. Millard (Chairman), Moroz and Williams. All members of the Audit Committee are “independent” as that term is defined in the applicable listing standards of The Nasdaq Stock Market and other applicable laws. The Audit Committee oversees the Company’s financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, taking action to oversee the independence of the independent accountants and selecting and appointing the independent accountants. The Audit Committee met five times during fiscal 2002. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is included as Exhibit A to this Proxy Statement and which was amended by the Company’s Board of Directors in November 2002 to comply with certain requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee will continually review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices.

Compensation Committee

      The Company has a Compensation Committee consisting of Messrs. Millard (Acting Chairman) and Williams, which reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan, the Digi International Inc. Employee Stock Purchase Plan and the Digi International Inc. 2000 Omnibus Stock Plan. The Compensation Committee met six times during fiscal 2002.

Corporate Governance and Nominating Committee

      The Company has a Corporate Governance and Nominating Committee, which advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The Committee, presently consisting of Messrs. Millard (Chairman) and Seedman, met twice in fiscal 2002.

      This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person’s willingness to serve.

Director Compensation

      Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock, who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 5,000 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock, whether incumbent or newly elected, and who is a director at the conclusion of an annual meeting receives a non-elective grant of an option to purchase 1,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock, whether incumbent or newly elected, and who is a director at the conclusion of an annual meeting has an election to receive one of the following: (i) an option to purchase 6,000 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per-meeting fees of $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company’s outstanding Common Stock is first elected during the year, the option grant to purchase 6,000 shares of Common Stock or the $8,000 annual retainer is prorated. As additional compensation, each committee Chairman who is also a non-employee director who beneficially owns not more than 5% of the Company’s outstanding Common Stock has an annual election to receive one of the following in addition to the compensation described above: (i) an option to purchase 1,000 shares of the Common Stock of the Company at the then-current market price or (ii) a cash payment of $2,500. Directors who beneficially own more than 5% of the Company’s outstanding Common Stock serve without receiving the compensation described above.

Report of the Audit Committee

      The role of the Company’s Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the Company’s management and the Company’s outside auditors in regard to the Company’s financial reporting and the Company’s controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by the Company’s outside auditors to ensure that no prohibited non-audit services are provided by the outside auditors and that the auditors’ independence is not compromised. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company’s management and independent auditors.

      The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2002, with the Company’s management; (ii) discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU § 380); and (iii) received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers their independence.

      Based on the review and discussions with management and the Company’s independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Kenneth E. Millard, Chairman

Mykola Moroz

Bradley J. Williams

Audit Fees

      The aggregate fees billed for the audit of the Company’s annual consolidated financial statements for fiscal 2002 and for the review of the Company’s interim consolidated financial statements for each quarter in fiscal 2002 were approximately $335,566.

All Other Fees

      The Company also paid its principal accountant approximately $367,838 for all other services in fiscal 2002. These fees related primarily to review of the Company’s registration statements, particularly the Form S-4 filed in connection with the NetSilicon acquisition, consultation on accounting matters, assistance with tax planning, review of the Company’s tax returns and audits of employee benefit plans. The Audit Committee has determined that the provision of these non-audit services was compatible with maintaining the independence of the Company’s principal accountant.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

      The Compensation Committee (the “Committee”) of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company’s executive officers. The purpose of this report is to inform stockholders of the Company’s compensation policies for executive officers.

Compensation Philosophy

      The Company has historically implemented a “pay for performance” compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company’s success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company’s compensation practices reward executives commensurately with their ability (i) to meet the Company’s established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

      A central feature of the Company’s compensation program is its emphasis on objective performance incentives that put a substantial portion of executives’ total cash compensation “at risk” by tying it to the achievement of objective financial results and other goals. An additional important aspect of the Company’s compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive’s interests are aligned with the long-term interests of the Company’s stockholders. Executives are thereby given the incentive not only to meet their annual performance objectives, but also to achieve longer-term strategic goals.

Executive Officer Compensation Program

      The key components of the Company’s compensation program are base salary, cash bonuses and stock options.

      Base Salary. The Committee annually reviews the base salary of each executive officer. For fiscal 2003, the Committee determined that the base salaries of all executive officers will continue to be frozen for the third consecutive year.

      The Company entered into employment agreements with certain executive officers that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company’s compensation philosophy described above.

      Cash Bonuses. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable objectives set by the Committee are met. These bonus targets have typically been 100% of base salary. At the outset of the 2002 fiscal year, the Committee established Company-wide financial objectives. In April 2002, the Committee approved revised financial objectives for the third and fourth quarters of fiscal 2002 and the annual 2002 objectives. For fiscal 2002, the Committee set bonus targets for Messrs. Dunsmore, Glader and Krishnan at 100% of base salary and at 90% of base salary for Mr. Berger. These executive officers received cash bonuses equal to approximately 47% of base salary based on partial achievement of the fiscal 2002 objectives. In addition, Messrs. Dunsmore, Glader, Krishnan and Berger received discretionary bonuses consisting of a $5,000 bonus award plus reimbursement of the related tax liability in December 2001 in recognition of efforts and accomplishments in a difficult industry environment. Pursuant to his employment agreement, Mr. Peterson is entitled to receive an annual cash bonus of $125,000 if the Company determines that certain goals set by the Committee are achieved. Mr. Peterson received a cash bonus based on partial achievement of fiscal 2002 objectives.

      The Committee has set criteria for achievement of cash bonuses in fiscal 2003 by the executive officers based upon the achievement of Company-wide financial goals. For fiscal 2003, the Committee set various bonus targets for Messrs. Dunsmore, Krishnan and Berger corresponding to levels of achievement of the financial objectives. For fiscal 2003, the bonus targets will remain at 100% of base salary for Messrs. Dunsmore and Krishnan and 90% of base salary for Mr. Berger. Mr. Peterson’s cash bonus target is fixed by contract at $125,000 annually. The cash bonus plan for fiscal 2003 sets quarterly and annual financial objectives for annual payments, with 50% of the bonus target payable upon achievement of the approved financial objectives and 50% of the bonus target payable upon exceeding certain financial objectives. Up to an additional 20% of the bonus target is payable upon exceeding certain financial objectives at a specified level, which results in a maximum bonus of 120% of the individual’s bonus target. If the revenue component of the financial objectives is partially achieved, a partial bonus will be paid related to that component of the financial objectives. In addition, the Compensation Committee has authority to award bonuses in its discretion.

      Stock Options. Long-term incentives are provided through the Company’s Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. The Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option. The Committee also administers the grant of stock-based incentive awards under the Company’s 2000 Omnibus Stock Plan according to the same philosophy, although no such awards have been made yet.

      No stock options were granted to executive officers of the Company in fiscal 2002.

      401-K Savings and Profit Sharing Plan. Company officers may participate in the Company’s 401-K Savings and Profit Sharing Plan (the “401-K Plan”) which allows any Company employee (other than interns, temporary employees, certain part-time employees and certain other excluded categories of employees) who is at least 18 years of age to contribute up to 20 percent of his or her earnings to the 401-K Plan. Eligible employees who are regularly scheduled to work more than 24 hours per week can begin contributing on the first day of the month following their date of hire.

      Under the 401-K Plan, the Company provides a matching contribution and has the discretion to make a profit sharing contribution. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. To be eligible to receive profit sharing contributions for a year, the participant must be employed by the Company on December 31 of that year and must have completed at least 1,000 hours of service during the year. No profit sharing contributions were made in fiscal 2002.

      Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary. Matching contributions are made each pay period for those employees who are active participants during the pay period, based on the contributions made by the employee during that pay period. For the 2002 calendar year, the Company provided a 100% match on the first 3% of each employee’s bi-weekly contribution and a 50% match on the next 2% of each employee’s bi-weekly contribution. The Company match will be the same for calendar year 2003.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company’s policies involving the compensation of executive officers. No employee of the Company serves on the Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Kenneth E. Millard, Acting Chairman

Bradley J. Williams

SUMMARY COMPENSATION TABLE

      The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 2002, 2001, and 2000 provided to the individual who served as Chief Executive Officer during fiscal 2002 and the other three most highly compensated executive officers of the Company who received remuneration exceeding $100,000 for the fiscal year ended September 30, 2002, plus one individual who would have been one of the four most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of the fiscal year ended September 30, 2002 (the “Named Officers”).

				Long-Term
	Annual Compensation			Compensation
				Awards
Name and	Fiscal				All Other
Principal Position	Year	Salary	Bonus	Options(#)	Compensation

Joseph T. Dunsmore, Chairman of the Board,	2002	$260,000	$131,678	0	$11,519
President and Chief Executive Officer(1)	2001	260,000	0	250,000	2,985
	2000	239,808	260,000	240,000	3,379
Subramanian Krishnan, Senior Vice President,	2002	$200,000	$117,444	0	$8,657
Chief Financial Officer and Treasurer(2)	2001	200,000	0	80,000	3,495
	2000	207,000	150,000	110,000	3,495
Bruce H. Berger, Senior Vice President	2002	$200,000	$114,527	0	$76,356
and Managing Director of NetSilicon(3)	2001	200,000	0	60,000	2,572
	2000	87,692	75,000	75,000	51,131
Cornelius “Pete” Peterson, VIII, Senior Vice	2002	$158,654	$32,203	0	$0
President of Business Development(4)
Douglas J. Glader, Executive Vice President of	2002	$225,000	$67,493	0	$494,637
the Company and General Manager of	2001	225,000	0	30,000	188,133
MiLAN Technology(5)	2000	232,789	168,750	110,000	131,917

(1)	Mr. Dunsmore joined the Company as President and Chief Executive Officer, and a director, in October 1999 and became Chairman of the Board of Directors in May 2000. Amounts included in All Other Compensation for Mr. Dunsmore for 2002 include the Company’s matching contribution to the 401-K Plan of $9,377 allocated to Mr. Dunsmore’s account, term life insurance premiums of $485 paid for Mr. Dunsmore, and reimbursement of Mr. Dunsmore’s tax liability of $1,657 resulting from his December 2001 bonus award. Amounts for Mr. Dunsmore for 2001 include the Company’s matching contribution to the 401-K Plan of $2,500 allocated to Mr. Dunsmore’s account and term life insurance premiums of $485 paid for Mr. Dunsmore. Amounts for 2000 include term life insurance premiums of $485 paid for Mr. Dunsmore, reimbursement for relocation expenses of $2,565 incurred in connection with his employment by the Company and reimbursement of Mr. Dunsmore’s tax liability of $329 resulting from the relocation expense reimbursement.

(2)	Mr. Krishnan joined the Company as Vice President of Worldwide Finance and Corporate Development in January 1999 and became Senior Vice President, Chief Financial Officer and Treasurer in February 1999. Amounts included in All Other Compensation for Mr. Krishnan for 2002 include the Company’s matching contribution to the 401-K Plan of $4,946 allocated to Mr. Krishnan’s account, term life insurance premiums of $995 paid for Mr. Krishnan and reimbursement of Mr. Krishnan’s tax liability of $2,716 resulting from his December 2001 bonus award. Amounts for each of 2001 and 2000 include the Company’s matching contribution to the 401-K Plan of $2,500 allocated to Mr. Krishnan’s account and term life insurance premiums of $995 paid for Mr. Krishnan.

(3)	Mr. Berger joined the Company as Vice President and Managing Director of European Operations in May 2000, became Senior Vice President and General Manager of European Operations in December 2001 and became Senior Vice President and Managing Director of NetSilicon in February 2002. Amounts included in All Other Compensation for Mr. Berger for 2002 include the Company’s matching contribution to the 401-K Plan of $9,147 allocated to Mr. Berger’s account, term life insurance premiums of $380 paid for Mr. Berger, reimbursement for relocation expenses of $24,905 incurred in connection with his employment and reimbursement of Mr. Berger’s tax liability of $12,156 resulting from relocation expense reimbursement, a cost-of-living adjustment payment of $16,830, $10,222 paid by the Company as a tax equalization settlement and reimbursement of Mr. Berger’s tax liability of $2,716 resulting from his December 2001 bonus award. Amounts for 2001 include the Company’s matching contribution to the 401-K Plan of $2,192 allocated to Mr. Berger’s account and term life insurance premiums of $380 paid for Mr. Berger. Amounts for 2000 include the Company’s matching contribution to the 401-K Plan of $2,192 allocated to Mr. Berger’s account, term life insurance premiums of $380 paid for Mr. Berger, reimbursement for relocation expenses of $24,127 incurred in connection with his employment by the Company, vehicle allowance payments of $2,650, reimbursement of incidental expenses of $3,356, reimbursement of Mr. Berger’s tax liability of $18,426 resulting from the relocation expense reimbursement, vehicle allowance payments and incidental expense reimbursement paid to Mr. Berger.

(4)	Mr. Peterson became Senior Vice President of Business Development effective February 13, 2002, when the Company merged with NetSilicon, Inc.

(5)	Mr. Glader joined the Company in 1994 serving in various executive management positions and became Executive Vice President and Chief Operating Officer of the Company in April 1999. He became Executive Vice President of the Company and General Manager of MiLAN Technology on May 8, 2000. In March 2002, the Company sold the MiLAN business and Mr. Glader ceased to be an executive officer of the Company but will continue to be an employee of the Company until June 2003. Amounts included in All Other Compensation for Mr. Glader for 2002 include the Company’s matching contribution to the 401-K Plan of $5,283 allocated to Mr. Glader’s account, term life insurance premiums of $1,675 paid for Mr. Glader, housing allowance payments and related tax reimbursements of $101,119, cash in lieu of accrued vacation of $25,961, reimbursement of Mr. Glader’s tax liability of $76,752 resulting from the housing allowance payments, commissions of $281,131 paid to Mr. Glader in connection with the sale of the MiLAN business, of which $243,056 was retained by the Company to offset a loan Mr. Glader owed to the Company, and reimbursement of Mr. Glader’s tax liability of $2,716 resulting from his December 2001 bonus award. Amounts for 2001 include the Company’s matching contribution to the 401-K Plan of $2,500 allocated to Mr. Glader’s account, term life insurance premiums of $1,675 paid for Mr. Glader, reimbursement for relocation expenses of $4,273 incurred in connection with his employment, housing allowance payments of $101,780 and reimbursement of Mr. Glader’s tax liability of $77,905 resulting from the relocation expense reimbursement, and housing allowance payments paid to Mr. Glader. Amounts for 2000 include the Company’s matching contribution to the 401-K Plan of $2,500 allocated to Mr. Glader’s account, term life insurance premiums of $1,675 paid for Mr. Glader, cash in lieu of accrued vacation over three years of service of $46,152, imputed interest of $4,705 related to an interest-free loan made to Mr. Glader in connection with his relocation, reimbursement for relocation expenses of $24,727 incurred in connection with his employment by the Company, housing allowance payments of $16,963 and reimbursement of Mr. Glader’s tax liability of $35,195 resulting from the relocation expense reimbursement, and housing allowance payments paid to Mr. Glader.

AGGREGATED OPTION

EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

      The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 2002 and any value of their unexercised stock options as of September 30, 2002. The Named Officers did not exercise stock options in fiscal 2002 pursuant to the Company’s Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

					Value of Unexercised
			Number of Unexercised		In-the-Money Options
	Shares		Options at FY-End		at FY-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph T. Dunsmore	0	$0	167,917	322,083	$0	$0

Subramanian Krishnan	0	0	193,543	81,457	0	0

Bruce H. Berger	0	0	75,313	59,687	0	0

Cornelius “Pete” Peterson, VIII	0	0	726,343	0	0	0

Douglas J. Glader	0	0	291,360	51,040	0	0

(1)	Value is based on a share price of $1.95, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 30, 2002, minus the exercise price.

EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Joseph T. Dunsmore. The Company and Mr. Dunsmore are parties to an employment agreement entered into on October 24, 1999, relating to Mr. Dunsmore’s election as President and Chief Executive Officer of the Company. The agreement provides that Mr. Dunsmore would be paid an annual base salary of $260,000. The Committee will continue to review Mr. Dunsmore’s base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. Mr. Dunsmore’s annual base salary will remain $260,000 in fiscal 2003. The agreement also provided that during fiscal 2000 Mr. Dunsmore was entitled to a guaranteed cash bonus of $260,000. Beginning with fiscal 2001, Mr. Dunsmore is entitled to a cash bonus equal to 100% of his base salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in it discretion, award Mr. Dunsmore a bonus that is larger than the target bonus.

      In November 2002, Mr. Dunsmore was granted an option to purchase 35,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting in full on November 5, 2003. All of Mr. Dunsmore’s options grants will also vest in full in the event of his termination without cause or a “change in control” of the Company which is deemed to occur if any person or group acquires more than 25% of the voting power of the Company, if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that the persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board or in the event of a merger or consolidation of the Company in which less than 60% of the common stock of the surviving corporation is owned by the Company’s stockholders.

      Under the terms of Mr. Dunsmore’s employment agreement, if the Company terminates his employment without cause, Mr. Dunsmore is entitled to receive his then-current base salary for a period of twelve months. The agreement also provides that Mr. Dunsmore is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

      Douglas J. Glader. The Company and Mr. Glader were originally parties to an agreement dated February 6, 1995, as amended. As a result of the sale of the MiLAN business in March 2002, Mr. Glader ceased to be an executive officer of the Company. In connection with the sale of the MiLAN business, the Company and Mr. Glader entered into a Management Agreement dated March 25, 2002, as amended, which provided that Mr. Glader would remain available to provide services to the Company and any buyer of the MiLAN business for a transition period not to exceed 60 days after the sale. In addition, the agreement provided that Mr. Glader will be entitled to receive incentive compensation equal to a percentage of the purchase price ranging from 2% to 4.5% depending on the purchase price received by the Company for the sale of the MiLAN business, which could occur in a series of transactions. In addition, the agreement provided that the housing allowance payments described above would cease on May 31, 2002.

      The management agreement also provided that if Mr. Glader remained employed during the transition period, the Company terminated his employment other than for “cause” after the sale of the MiLAN business and Mr. Glader did not accept in his sole discretion employment with the buyer of the MiLAN business, Mr. Glader would continue to be employed by the Company and receive his base salary of $225,000 for a period of one year from the end of the transition period. In addition, the Company will pay Mr. Glader an annual cash bonus based on average achievement of the Company’s financial objectives by other senior members for the year in which the MiLAN business was sold and which shall be prorated for the period of Mr. Glader’s active employment during that year. After fiscal 2002, Mr. Glader will not be entitled to receive a cash bonus. During the one-year severance period, Mr. Glader will also continue to participate in the Company’s benefit plans and stock option plan. The agreement gave the Company the right to offset any balance on the loan previously extended to Mr. Glader against the payments Mr. Glader was entitled to receive upon the sale of the MiLAN business, and the Company chose to reduce the amounts payable to Mr. Glader by $243,056 as repayment for the outstanding balance of such loan. The MiLAN business, other than the portion referred to as the Procera business, was sold on March 25, 2002, at which time Mr. Glader ceased to be an executive officer of the Company. The transition period ended May 31, 2002, and Mr. Glader’s severance period will terminate on May 31, 2003. Mr. Glader will receive an additional commission payment in the event of a sale of the remaining Procera business.

      The management agreement was amended on August 14, 2002, to provide that the Company’s obligations to make the severance payments to Mr. Glader described above would terminate if the Procera business received equity financing but that Mr. Glader would not be required to repay any amounts already paid to him.

      Subramanian Krishnan. The Company and Mr. Krishnan are parties to a letter agreement dated March 26, 1999, as amended, which provides that if Mr. Krishnan’s employment is terminated by the Company without cause at any time, he will be entitled to receive severance equal to one year’s base salary and a bonus (if earned) that will be pro-rated for the portion of the fiscal year through the termination date. Mr. Krishnan’s annual base salary for fiscal 1999 was $180,000 and was increased to $200,000 for fiscal 2000, 2001, 2002 and will remain $200,000 for fiscal 2003. In November 2002, Mr. Krishnan was granted an option to purchase 20,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting in full on November 5, 2003. Certain of the options granted to Mr. Krishnan, including those granted in November 2002, will also vest in full in the event of his termination without cause or a “change in control” of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dunsmore’s option vesting. Mr. Krishnan also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

      Bruce A. Berger. The Company is a party to a letter agreement with Mr. Berger dated March 29, 2000, which provides that Mr. Berger will be paid an annual base salary of $200,000. The letter agreement also provides that Mr. Berger is entitled to a cash bonus equal to 90% of his base salary, provided that the objectives set by the Committee are met.

      In November 2002, Mr. Berger was granted an option to purchase 15,000 shares of Common Stock of the Company and an option to purchase 3,250 shares of Common Stock of the Company, each at the fair market value on the date of grant, vesting in full on November 5, 2003, and November 11, 2003, respectively. The options will also vest in full in the event of his termination without cause or upon a “change in control” of the Company which is deemed to occur under the same conditions as for purposes of the other executive officers.

      Pursuant to the letter agreement, the Company also paid Mr. Berger’s relocation expenses. The letter agreement also provides that Mr. Berger is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

      Under the terms of Mr. Berger’s employment agreement, if the Company terminates his employment without cause after his repatriation to a United States assignment, Mr. Berger is entitled to receive his then-current base salary for a period of six months and a pro-rated bonus payment based upon the period he worked in the year and actual fiscal year performance of the target objectives.

      The Company also entered into a letter agreement with Mr. Berger dated December 14, 2001, which provides that Mr. Berger will hold the position of Senior Vice President of the Company and General Manager of NetSilicon, Inc. (“NetSilicon”). The letter provides that Mr. Berger will be paid an annual base salary of $200,000 and is entitled to a cash bonus equal to $180,000, provided that the objectives set by the Committee are met.

      Pursuant to the terms of the letter agreement, the Company will provide Mr. Berger with a cost-of-living adjustment payment in the amount of 12.5% of his base salary during the time he is employed in the Boston, Massachusetts, area. The letter agreement also provides for reimbursement of Mr. Berger’s relocation expenses and closing costs on the purchase of a new home, including reimbursement of up to $12,000 in mortgage loan origination fees. The agreement also provides that the Company will reimburse Mr. Berger for any federal and state income taxes imposed on the relocation and closing cost reimbursement payments and the first $6,000 of taxes imposed on the mortgage loan origination fee reimbursement. The letter agreement provides that, for purposes of calculating any severance due to Mr. Berger as described above, his base salary would include his base salary and cost-of-living adjustment payment.

      Cornelius “Pete” Peterson, VIII. The Company and Mr. Peterson are parties to an employment agreement that was entered into on October 30, 2001, in contemplation of the Company’s acquisition of NetSilicon, Inc. and that became effective on February 13, 2002, upon the closing of the NetSilicon merger. The agreement provides that Mr. Peterson will be employed by the Company as Senior Vice President of Business Development for a period of eighteen months following the effective time of the merger. The agreement provides that Mr. Peterson will be paid a monthly base salary of $20,833.33. The Committee will continue to review Mr. Peterson’s base salary annual and may, in its sole discretion, increase it to reflect performance or other factors. In addition, Mr. Peterson will be entitled to receive an annual cash bonus equal to $125,000, provided that certain goals set by the Committee are attained.

      All of Mr. Peterson’s options to purchase shares of common stock of NetSilicon were assumed by the Company in the merger and were vested immediately upon the consummation of the merger. Under the terms of his employment agreement, any other option grants to Mr. Peterson will also vest in full in the event of a “change in control” of the Company which is deemed to occur upon the merger or consolidation of the Company in which less than 50% of the voting power of the surviving corporation is owned by the Company’s stockholders, the sale of all or substantially all of the Company assets, if any person or group acquires more than 50% of the voting power of the Company or if there is a change in the membership of the Board of Directors in which a third person appoints or elects a majority of the directors. Mr. Peterson is also entitled to receive a “gross-up” payment to make Mr. Peterson whole for any excise tax liability he incurs as a result of payments to him in a change of control.

      Under the terms of Mr. Peterson’s agreement, if the Company terminates his employment without cause, or if Mr. Peterson terminates his employment for good reason, Mr. Peterson is entitled to receive his then-current base salary multiplied by the number of months remaining in the initial eighteen month term, if any, the annual cash bonus prorated through the date of termination and reimbursement to Mr. Peterson for the cost of obtaining certain medical and dental insurance until Mr. Peterson and his spouse attain the age of 80. In addition, all of his unvested stock options shall vest immediately and all stock options shall remain in effect until the latest possible date of expiration.

      Mr. Peterson is also entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires that the Company’s directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2002.

PERFORMANCE EVALUATION

      The graph below compares the total cumulative stockholders’ return on the Company’s Common Stock for the period from the close of the NASDAQ Stock Market-U.S. Companies on September 30, 1997, to September 30, 2002, the last day of fiscal 2002, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the “CRSP Index”) and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the “Peer Index”) over the same period. The index level for the graph and table was set to $100 on September 30, 1997, for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

RELATIONSHIP WITH AND APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of PricewaterhouseCoopers LLP, independent public accountants, has been the auditors for the Company since 1998, prior to which Coopers and Lybrand L.L.P., one of the two firms that was merged to form PricewaterhouseCoopers LLP in 1998, were the auditors for the Company since 1986. The Audit Committee has again selected PricewaterhouseCoopers LLP to serve as the Company’s independent public accountants for the fiscal year ending September 30, 2003, subject to ratification by the stockholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.

      A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

ADDITIONAL MATTERS

      The Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2002, including financial statements, is being mailed with this Proxy Statement.

      As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

James E. Nicholson
Secretary

Dated: December 27, 2002

EXHIBIT A

DIGI INTERNATIONAL INC.

Audit Committee Charter

(as of November 5, 2002)

Purpose

      There shall be an Audit Committee of the Board of Directors of the Digi International Inc., a Delaware corporation (the “Company”).

      The Committee shall have responsibility to oversee the Company’s management and outside auditors in regard to corporate accounting and financial reporting. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee is empowered to retain outside counsel, auditors or other experts in its discretion. The Committee is empowered to use Company funds to compensate the Company’s outside auditors and any advisers engaged by the Committee.

Organization

      The Committee shall consist of at least three directors. Each director appointed to the Committee shall:

a)	not be disqualified from being an “independent director” within the meaning of Rule 4200 of the NASD Manual, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment;

b)	be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee; and

c)	be “independent” as defined by other applicable laws, regulations and listing requirements.

      At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director’s financial expertise.

Responsibilities

      The Committee recognizes that the preparation of the Company’s financial statements and other financial information is the responsibility of the Company’s management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company’s outside auditors. The Committee’s responsibility is to oversee the financial reporting process.

      The Company’s management, and its outside auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company’s financial statements and other financial information or any professional certification as to the outside auditors’ work, including without limitation their reports on and limited reviews of, the Company’s financial statements and other financial information. In addition, the Committee is entitled to rely on information provided by the Company’s management and the outside auditors with respect to the nature of services provided by the outside auditor and the fees paid for such services.

      In carrying out its oversight responsibilities, the Committee shall:

(a)	review and reassess the adequacy of the Audit Committee Charter annually;

(b)	require that the outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the outside auditors their independence;

(c)	actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;

(d)	take appropriate action to oversee the independence of the outside auditors;

(e)	review and consider the matters identified in Statement on Auditing Standards No. 61 with the outside auditors and management;

(f)	review and discuss the Company’s audited financial statements that are to be included in the Company’s Form 10-K with the outside auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission;

(g)	review, or the Committee’s Chairman shall review, any matters identified by the outside auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company’s interim financial statements. Any such review shall occur prior to the filing of such interim financial statements on the Company’s Form 10-Q;

(h)	assure that the Company’s outside auditors do not perform any non-audit services that are prohibited by applicable laws, regulations and listing requirements and pre-approve any permitted non-audit services as required by applicable laws, regulations and listing requirements;

(i)	review the terms of proposed engagements of the outside auditors relating to services to the Company in connection with any formal investigation of possible fraud, financial statement misstatements or material weaknesses in internal controls, prior to such engagements;

(j)	consider whether the provision of the services by the outside auditors (other than those services rendered in respect of the audit or review of the Company’s annual or quarterly financial statements) is compatible with maintaining the outside auditor’s independence;

(k)	resolve all disagreements between management and the independent auditor regarding financial reporting;

(l)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters;

(m)	recommend to the Board of Directors clear hiring policies for employees or former employees of the Company’s outside auditor;

(n)	assure regular rotation of the lead audit partner and the reviewing audit partner of the Company’s outside auditor;

(o)	provide an opportunity at each Committee meeting for the Company’s outside auditor to report to the Committee:

(i)	all critical accounting policies and practices to be used;

(ii)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s outside auditor; and

(iii)	other material written communications between the Company’s outside auditor and the management of the Company, such as any management letter or schedule of unadjusted differences; and

(p)	receive information from the Company’s management about any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      The outside auditors are ultimately accountable to the Committee, as representatives of the shareholders. The Committee has sole authority and responsibility to appoint, retain and, where appropriate, replace the outside auditors, and, if applicable, to nominate the outside auditors to be proposed for approval by the stockholders in any proxy statement.

DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343

Annual Meeting of Stockholders
Wednesday, January 22, 2003
3:30 p.m.

Minneapolis Marriott Southwest
5801 Opus Parkway
Minnetoka, Minnesota

- Please detach here -

DIGI INTERNATIONAL INC. 11001 Bren Road East Minnetonka, Minnesota 55343	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 22, 2003

The undersigned hereby appoints Joseph T. Dunsmore and Subramanian Krishnan, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of Digi International Inc. held of record by the undersigned on December 6, 2002, at the Annual Meeting of Stockholders to be held on January 22, 2003, or any adjournment thereof.

See reverse for voting instructions.

- Please detach here -

1.	Election of Directors: Kenneth E. Millard

☐	FOR THE NOMINEE LISTED TO THE LEFT	☐	WITHHOLD AUTHORITY to vote for the nominee listed to the left

Mr. Millard will be elected for a term of three years.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the 2003 fiscal year.

☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date ________________________________________________________

Signature(s) in Box

Please sign your name exactly as it appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE